UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

August 15, 2008

1st CENTENNIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	000-29105	91-1995265
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

218 East State Street, Redlands, California 92373

(Address of Principal Executive Offices) (Zip Code)

(909) 798-3611

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b)

On August 15, 2008, the Boards of Directors of 1st Centennial Bancorp (the “Company”) and its banking subsidiary 1st Centennial Bank (the “Bank”) terminated the employment of Thomas E. Vessey as President and Chief Executive Officer of the Company and Bank, effective immediately. On this same date, the Board of Directors of the Bank terminated the employment of John P. Lang as Executive Vice President and Chief Credit Officer of the Bank, also effective immediately. Concurrently, also effective August 15, 2008, Mr. Vessey resigned from the Board of Directors of the Company and Bank.

c)

On August 15, 2008, Suzanne Dondanville was appointed interim President and Chief Executive Officer of the Bank, to serve until a permanent successor has been appointed. Ms. Dondanville, age 45, has been Executive Vice President and Chief Operating Officer of 1st Centennial Bank since January 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 19, 2008	1st CENTENNIAL BANCORP

	By:	/s/ Beth Sanders
Beth Sanders,
Executive Vice President
Chief Financial Officer
(Principal Accounting Officer, and officer
authorized to sign on behalf of registrant)